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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 6, 2004 relating to the consolidated financial statements, which appears in the 2003 Annual Report to Stockholders of Zenith National Insurance Corp. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 6, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in this Amendment No. 1 to Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
July 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM